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                                                                   Exhibit 10.49

            FIRST AMENDMENT TO EXECUTIVE OFFICER EMPLOYMENT AGREEMENT

      This First Amendment to Executive Officer Employment Agreement ("First Amendment") between CALLAWAY GOLF COMPANY, a Delaware corporation (the "Company") and RICHARD C. HELMSTETTER ("Employee") is made effective as of April 1, 2003.

      A. The Company and Employee are parties to that certain Executive Officer Employment Agreement entered into as of January 1, 1998 (the "Agreement").

      B.    The Company and Employee desire to amend the Agreement pursuant to
Section 16 of the Agreement, in the manner set forth herein.

      NOW, THEREFORE, in consideration of the foregoing and other consideration, the value and sufficiency of which are hereby acknowledged, the Company and Employee hereby agree as follows:

      1. Expenses and Benefits. The Company and Employee wish to incorporate into the Agreement written documentation of the existing oral agreement between the Company and Employee regarding personal air travel. As a result, a new
Section 5(h) is added to the Agreement as follows:

            "(h) Personal Air Travel. The Company hereby agrees to reimburse Employee up to $100,000 per calendar year for the actual costs incurred for personal travel in private airplanes. Employee shall make all arrangements for personal air travel, and Employee agrees that it is his responsibility to purchase additional life insurance while traveling, if he so desires. No payment shall be made to Employee of any unused balance of the $100,000 reimbursement provision at year-end, nor shall there be a carry over of any unused balance from year to year. Employee shall be responsible for any and all taxes due on such reimbursement."

It is understood and agreed that this written agreement regarding reimbursement for personal air travel replaces and extinguishes any and all prior oral agreements on this subject, and is the only agreement, oral or written between the Company and employee on this subject matter as of the effective date of this amendment.

      2. But for the amendment contained herein, and any other written amendments properly executed by the parties, the Agreement shall otherwise remain unchanged.

      IN WITNESS WHEREOF, the Company and Employee have caused this First Amendment to be executed effective as of the date set forth above.

EMPLOYEE                           COMPANY
                                   Callaway Golf Company,
                                   a Delaware corporation


/s/ RICHARD C. HELMSTETTER         By:     /s/ RONALD A. DRAPEAU
---------------------------            ----------------------------------------
Richard C. Helmstetter             Ronald A. Drapeau
                                   Chairman, President & Chief Executive Officer